                                                                    EXHIBIT 10.2



         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS SECURITY OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             STOCK PURCHASE WARRANT
                                (Default Warrant)

Date of Issuance:       August 28, 2001                          Warrant No. W-3

         For value received, Universal Automotive Industries, Inc., a Delaware corporation ("Company"), hereby grants to Venture Equities Management, Inc., a Illinois corporation, or its assigns ("Registered Holder") the right to purchase from the Company an aggregate of 2,500,000 shares of Common Stock ("Warrant Stock"), at a price per share equal to the greater of: (1) one hundred fifty percent (150%) of Net Equity (as defined below), divided by the total number of shares of Common Stock and Preferred Stock of the Company (on an "as converted" basis) issued and outstanding as of the Exercise Date; and (2) six hundred percent (600%) of EBITDA (as defined below), divided by the total number of shares of Common Stock and Preferred Stock of the Company (on an "as converted" basis) issued and outstanding as of the Exercise Date (as may be adjusted from time to time hereunder) ("Exercise Price"). The amount and kind of securities purchasable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in that certain Purchase Agreement, of even date herewith, by and between Company and the Venture Equities Management, Inc.

         This Warrant is subject to the following provisions:

         Section 1.        Exercise of Warrant.

         1.1 Exercise Period. This Warrant shall expire on the date on which the Registered Holder (together with its Affiliates) owns, directly or indirectly, a number of shares of Underlying Common Stock that is less than fifty percent (50%) of the number of shares of Underlying Common Stock owned by the Registered Holder immediately following the Closing. The Registered Holder may exercise, in its sole and absolute direction, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time during the 120-day period beginning on the date that a Notice of Default shall have been furnished.


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         1.2      Exercise Procedure.

                  (a) This Warrant may be exercised by delivering all of the following items to the Company at its principal office (the date on which the Company shall receive all of such items shall be referred to as the "Exercise Date"):

                           (i)   a completed Exercise Agreement, as described in
                  Section 1.3, executed by the Person exercising all or part of the purchase rights represented by this Warrant ("Purchaser");

                           (ii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments, in the form attached hereto as Exhibit I, evidencing the assignment of this Warrant to the Purchaser (in which case the Registered Holder will be deemed to have complied with Section 4); and

                           (iii) a wire transfer or cashier's check payable to
                  the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise.

                  (b) The Company shall use its best efforts to cause the transfer agent of its securities to issue and deliver to the Purchaser certificates for shares of Warrant Stock issuable upon exercise of this Warrant within 10 business days after the Exercise Date, but in no event shall such certificates be issued and delivered later than 15 business days after the Exercise Date.

                  (c) In the event that this Warrant shall be exercised for less than all of the Warrant Stock, the Company shall, within 10 business days after the Exercise Date, execute and deliver to the Purchaser a replacement Warrant of like tenor for the balance of the Warrant Stock that may be purchased hereunder.

                  (d) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at 5:00 p.m. (Chicago time) on the Exercise Date, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at such time on the Exercise Date.

                  (e) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax with respect thereto or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock; provided, however, that the Company shall not be required to pay any income tax to which the Registered Holder or the Purchaser may be subject in connection with the issuance of this Warrant or any Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall be, upon payment of the Exercise Price, duly authorized, validly issued, fully paid and nonassessable and free from all liens, restrictions, encumbrances, and charges.



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                  (f)      Each party shall assist and cooperate with each other
         party with respect to any required governmental filings or governmental approvals prior to, or in connection with, any exercise of this Warrant.

         1.3 Exercise Agreement. To exercise this Warrant, each Purchaser shall execute and deliver the Exercise Agreement, the form of which is attached hereto as Exhibit II, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the date of execution thereof.

         1.4 Fractional Shares. The Company shall not be required to issue any fractional shares upon exercise of the rights represented by this Warrant. In lieu of any fractional share to which the Purchaser would otherwise have been entitled in the absence of this section, the Company shall, within 10 business days after the Exercise Date, deliver to the Purchaser by wire transfer or a cashier's check payable to the Registered Holder an amount equal to the difference between the Market Price of such fractional share and the Exercise Price of such fractional share.

         1.5 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the total number of shares of Common Stock that may be issuable, from time to time, upon the exercise of this Warrant. If, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of this Warrant, the Company shall immediately take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All Warrant Stock, when issued, shall be duly authorized and validly issued, fully paid and nonassessable, and free from all taxes, liens, encumbrances, and restrictions. The Company shall take all actions that may be necessary to assure that such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation, or any requirement of any domestic securities exchange.

         Section 2.        Adjustment of Number of Shares.

         2.1 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased



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and the number of shares of Warrant Stock obtainable upon exercise of this
Warrant shall be proportionately decreased.

         2.2 Reorganization, Reclassification, Consolidation, Merger, or Sale. Prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that each Purchaser shall thereafter have the right to acquire and receive in lieu of, or addition to (as the case may be), the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities, cash, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. The Company shall not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such Registered Holder such shares of stock, securities, cash, or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         2.3      Notices.

                  (a) Immediately upon any adjustment set forth in Section 2, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail such adjustment and certifying the calculation thereof.

                  (b) The Company shall give written notice to the Registered Holder at least 5 business days prior to the date on which any Organic Change shall be consummated, unless such notice would otherwise be prohibited by applicable law or would adversely affect an Organic Change.

         Section 3. No Stockholder Rights. Prior to the exercise hereof, this Warrant shall not, with respect to the shares of Warrant Stock, entitle the Registered Holder or any other Person (as a holder of this Warrant) to any rights as a stockholder of the Company, including the right to vote (or give written consent) or to receive dividends or other distributions.

         Section 4.        Transfer and Exchange of Warrant.

         4.1 Transfer. Subject to the transfer restrictions set forth in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part (without charge by the Company to the Registered Holder), only upon surrender of this Warrant with a properly executed Assignment (in the form attached hereto as Exhibit I) at the principal office of the Company.

         4.2 Exchange. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for one or more replacement Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each such replacement Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this



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Warrant shall be deemed to be the "Date of Issuance" for each such replacement
Warrant irrespective of the number of times one or more replacement Warrants representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

         4.3 Conditions. If, at the time of any transfer or exchange of this Warrant, the Warrant Stock or this Warrant shall not be registered under the Securities Act, the Company may require, as a condition to allowing such transfer or exchange, that the Registered Holder furnish to the Company a written statement that any replacement Warrant is being acquired for investment purposes only, and not with a view to the distribution thereof.

         Section 5. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction, or mutilation of this Warrant, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of this Warrant, the Company shall (at the expense of the Company) execute and deliver in lieu of this Warrant, a new Warrant of like tenor representing the same rights represented by such lost, stolen, destroyed, or mutilated Warrant and dated the Date of Issuance.

         Section 6.        Events of Default.

         6.1 Definition. An "Event of Default" shall be deemed to have occurred if any one or more of the following events, occurrences, or conditions shall have occurred (subject to a cure period of 30 days following receipt of the Notice of Default in the event of a monetary breach, and a cure period of 5 days following receipt of the Notice of Default in the event of a non-monetary breach, unless with respect to the following events, occurrences, or conditions there shall exist a cure period in the applicable agreement, in which case such other cure period shall apply to such events, occurrences, or conditions):

                  (a) The Company breaches or otherwise fails to perform or observe any covenant or agreement set forth herein, or in the Purchase Agreement, the Supply Agreement, the Stockholders Agreement, or any of the Warrants.

                  (b) The Company or any of its Subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment, or decree is entered adjudicating the Company or any of its Subsidiaries bankrupt or insolvent; or any order for relief with respect to the Company or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or the Company or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver, or liquidator of the Company or any of its Subsidiaries or of any substantial part of the assets of the Company or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any of its Subsidiaries and either the Company or any such Subsidiary by



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         any act indicates its approval thereof, consent thereto or acquiescence therein or such petition, application or proceeding is not dismissed within 60 days.

                  (c) A judgment in excess of $100,000 is rendered against the Company or any of its Subsidiaries and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged.

                  (d) The Company or any of its Subsidiaries defaults in the performance of any obligation or agreement (and the Company or any of its Subsidiaries receives notice thereof) and such default causes an amount exceeding $100,000 to become due prior to its stated maturity.

                  (e) There shall occur an event of default, event of noncompliance, or other breach or default under, or with respect to, any credit facility or any other agreement to which the Company or any of its Subsidiaries is a party (and the Company or any of its Subsidiaries receives notice thereof) that provides for the borrowing or guarantying of money by the Company or any of its Subsidiaries and such default, noncompliance, or breach causes any amount to become due prior to its stated maturity.

                  (f) Any trade creditor of the Company makes a demand upon the Company for the payment of bona fide trade payables, and the Company is unable to make such payment within 5 days following such demand.

                  (g) The Company: (i) fails to meet, by at least 15%, any projection included in a budget that has either been approved by the Company's Board of Directors or been provided by the Company to any creditor of the Company; and (ii) loses at least $0.08 per share for the 12 months then-most recently ended; and (iii) has Net Equity per share is less than $0.40; provided that for purposes of this Section 6.1(g), the number of shares to be used to calculate the per share loss and the Net Equity per share shall be the number of then-issued and outstanding shares of Common Stock plus all shares of Common Stock then-issuable upon conversion of the then-issued and outstanding shares of Preferred Stock.

         As soon as practicable following the date on which the Registered Holder or the Company shall first have any knowledge of the existence or occurrence of any Event of Default, such Registered Holder or the Company, as applicable, shall provide a written notice thereof to the other party hereto ("Notice of Default"); provided, however, that any failure to provide (or any delay in providing) a Notice of Default shall not affect or limit any right or obligation hereunder or under any other agreement or contract to which any person or entity may be a party or under any applicable law.

         6.2 Consequences of Certain Events of Default. If any Event of Default has occurred, then the Registered Holder shall have all rights and remedies to which such holder shall be entitled under any contract or agreement at any time and any other rights that such holders may have at law or in equity (without posting a bond or other security), including, without limitation,



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under this Warrant and the Irrevocable Proxy (as defined in the Stockholders
Agreement); provided, however, that upon the occurrence of an Event of Default under Section 6.1(a) hereof, the Proxy named in the Irrevocable Proxy shall have all the voting rights set forth therein with respect to all of the shares subject to such Irrevocable Proxy, irrespective of whether this Warrant shall have at any time been exercised.

         Section 7. Definitions. Unless otherwise set forth in this Warrant, all capitalized terms have the meanings set forth below:

         "Common Stock" means the Company's common stock, $0.01 par value per share.

         "EBITDA" means, the aggregate earnings of the Company before interest, taxes, depreciation, and amortization for the 12-month period ended on the last day of the then-most recently ended fiscal quarter, as determined in accordance with GAAP.

         "GAAP" means generally accepted accounting principals used in the United States, consistently applied.

         "Market Price" means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted by the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted by the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by Pink Sheets LLC, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted by the Nasdaq Stock Market or the over-the-counter market, the "Market Price" will be the fair value thereof determined in good faith by the Board of Directors.

         "Net Equity" means the amount by which the Company's assets exceed liabilities based upon the balance sheet as of the last day of the then-most recently ended fiscal quarter.

         "Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger, share acquisition or exchange, or sale of all or substantially all of the Company's assets to another Person, or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash, or assets with respect to, or in exchange for, Common Stock.

         "Preferred Stock" means the Company's Series A Preferred Stock, $0.01 par value per share.

         "Purchase Agreement" means that certain Purchase Agreement, of even date herewith, by and between the Registered Holder and the Company.



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         "Securities Act" means the Securities Act of 1933, as amended.

         "Stockholders Agreement" means that certain Stockholders Agreement, of even date herewith, by and among the Company and certain holders of its capital stock.

         Section 8.        Miscellaneous.

         8.1 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Registered Holder or the Purchaser to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder or the Purchaser, shall give rise to any liability of such Registered Holder or Purchaser for the purchase price of any Warrant Stock or as a stockholder of the Company.

         8.2 Remedies. The Registered Holder and the Purchaser shall have all rights and remedies set forth in this Warrant, the Certificate of Incorporation, and all of the rights that the Registered Holder and the Purchaser has under any law. Any Person having any rights under any provision of this Warrant shall be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Warrant and to exercise all other rights granted by law.

         8.3 Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended only by a written instrument signed by the Company and the Registered Holder. No other course of dealing between the Company and the Registered Holder or the Purchaser or any delay in exercising any rights hereunder, under the Company's Certificate of Incorporation, or otherwise shall operate as a waiver of any rights of the Registered Holder or the Purchaser. The failure of any party to enforce any of the provisions of this Warrant shall not be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

         8.4 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         8.5 Payments. All payments required or permitted hereunder shall be made in immediately available funds in the lawful currency of the United States of America.

         8.6 Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois, without regard to the conflicts of laws principles thereof.

         8.7 Remedies. The Registered Holder and the Purchaser shall have all rights and remedies set forth in this Warrant, the Certificate of Designation, and all of the rights that the Registered Holder and the Purchaser has under any law. The Registered Holder and the Purchaser shall be entitled to enforce such rights specifically, without posting a bond or other



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security, to recover damages by reason of any breach of any provision of this
Warrant and to exercise all other rights granted by law.


                                    * * * * *














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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                         UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.


                                         By: ________________________________

                                         Its: _______________________________


Attest:


__________________________
        Secretary

                                                                       EXHIBIT I

                                   ASSIGNMENT



         FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-____) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee                 Address                          No. of Shares
-----------------                 -------                          -------------






Dated: _______________ __, 20__


                                            Signature: _________________________

                                                       _________________________

                                            Witness:   _________________________

                                                                      EXHIBIT II

                               EXERCISE AGREEMENT





To:      Universal Automotive Industries, Inc.    Dated: ______________ __, 20__


         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ____ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                       Signature: ______________________________

                                       Address: ________________________________